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        The following are excerpts relating to the Weyerhauser tender offer from the Q&A segment of the quarterly earnings conference call on April 12, 2001.

                   THE OPERATOR:  Peter Ruschmeier of

        Lehman Brothers, state your question.

                   MR. RUSCHMEIER: Okay.  Coming back to

        your -- the defense cost of four cents a share

        for the quarter, is that a reasonable

        expectation for going forward here as long as

        this goes on?

                   MR. HAWLEY:  We think so, Pete.  It's

        about two million dollars a month or so.

                   THE OPERATOR:  Bryan Long of Chesapeake Partners,

        please state your question.

                   MR. LONG:  Hi, I really wanted to ask

        you about the Weyerhaeuser offer.  And, you

        know, given that the economy is declining, does

        it make you reconsider, and, you know, will you

        ultimately allow your shareholders to decide the

        fate of this offer?
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                   MR. McDOUGALL:  What the economy is

        doing right now does not change our view.  We've

        managed this company for the long term.  We've

        tried to maximize shareholder value for the long term.

        Selling at the current time is the wrong time.

        You do not sell a prized asset when the market is at

        its lowest.

                   In terms of will we allow the

        shareholders to decide, we are having a

        shareholder meeting June 7th, and they're voting

        upon Weyerhaeuser's slate of nominees versus our

        slate of nominees, so I think that's part of the

        process.

                   MR. LONG:  And if your shareholders

        elect the Weyerhaeuser nominees, will you then

        sit down and try to negotiate a transaction?

                   MR. McDOUGALL:  I'm not going to

        speculate on what we will do two months from

        now.

                   MR. LONG:  Thank you very much.

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                   THE OPERATOR:  Thomas Daly of Capital

        Group please state your question.

                   MR. DALY:  Hi, just a follow-up to

        the earlier question regarding the Weyerhaeuser

        bid, you had mentioned a couple times on the

        phone call that you don't want to negotiate with

        what could be a low-ball bid.

                   I have a two-part question, first is if

        Weyerhaeuser were to increase the price, would you then

        be willing to sit down and negotiate on behalf

        of shareholders?


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                   And the second question is if the

        Weyerhaeuser slate does get elected, would you

        then be willing to sit down and negotiate either

        in conjunction with the first part or just -- or

        just on that basis?  Thanks.

                   MR. McDOUGALL:  Well, as we've always

        said, we will listen to any serious offer and

        evaluate it accordingly.  We have never taken the

        position that the company is not for sale under

        any circumstances.  We recognize our

        responsibilities to our shareholders, and what

        we are doing is trying to obtain the best

        return to our shareholders over the long-term.

                   As regards to if Weyerhaeuser were to

        get a slate of nominees elected, again, I'm

        not going to speculate on what's going to

        happen.  But I will remind you of a statement I

        made in my presentation, that we are prepared to

        be in this battle for the long-term.  And if necessary,

        we will do so.